Exhibit 99.1

Koffee Korner Inc.

Completes Merger
With Cardax Pharma, Inc.

Washington Boro, Pennsylvania–February 7, 2014–Koffee Korner Inc. (the “Company” or “Cardax”), announced today that it completed its previously announced merger and acquired Cardax Pharma, Inc. (“Cardax Pharma”), a development stage life sciences company that devotes substantially all of its efforts to developing nutraceutical and pharmaceutical products that provide the anti-inflammatory benefits of steroids or NSAIDS, but with exceptional safety profiles, including products based on its proprietary astaxanthin technologies. The merger was effective on February 7, 2014. Cardax and Cardax Pharma raised approximately $11 million of equity in private placements at or prior to the merger, comprised of approximately $4 million today, $2 million in January 2014, and $5 million in 2013.

In connection with the closing of the merger, Koffee Korner Inc. changed its name to Cardax, Inc., will continue to have its shares of common stock traded on the OTCBB and has applied to change its trading symbol to CDXI.

The sole director of the Company Austin Kibler has resigned and the directors of Cardax Pharma were elected to serve as the directors of Cardax.

Cardax’s incoming Executive Chairman, Nicholas Mitsakos stated, “We are very pleased to accomplish this milestone in our corporate development. We look forward to continuing to develop our nutraceutical and pharmaceutical technologies and commercialize our products.”

Cardax’s incoming President and CEO, David G. Watumull noted that “This transaction provides our talented scientists and seasoned management team with an excellent platform to continue our research and product development. We are excited about our future.”

The lead investment banker for the transaction was Highline Research Advisors, a division of Agincourt Ltd.

Cardax will file a Current Report on Form 8K with the Securities and Exchange Commission with more detailed information in accordance with the SEC rules.

About Cardax Pharma

Cardax Pharma is a development stage life sciences company that devotes substantially all of its efforts to developing nutraceutical and pharmaceutical products that provide the anti-inflammatory benefits of steroids or NSAIDS, but with exceptional safety profiles, as conferred by U.S. Food and Drug Administration (“FDA”) Generally Recognized as Safe (“GRAS”) designation at certain doses. Cardax Pharma is preparing proprietary nature-identical products and related derivatives by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease. The initial primary focus of Cardax Pharma is its astaxanthin technologies. Astaxanthin is a powerful and safe naturally occurring anti-inflammatory and anti-oxidant without the adverse side effects typical of anti-inflammatory treatments using steroids or NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

David G. Watumull

President and CEO

Cardax, Inc.

1-808-457-1375

dwatumull@cardaxpharma.com